UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 22, 2026

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. Estabrook Blvd. Glendale, WI	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 22, 2026, the Board of Directors (“Board”) of Weyco Group, Inc. (“Company”) authorized the termination of the Weyco Group, Inc. Pension Plan, as amended and restated (the “Plan”), effective as of August 31, 2026, subject to review by the Pension Benefit Guaranty Corporation under its standard termination procedures.  The  Board also approved the termination of the Weyco Group, Inc. Pension Trust in connection with the termination of the Plan. The Board also authorized the Company’s officers to take certain actions in connection with the termination of the Plan, including, without limitation, to:

•	Making such applications, notices or reports as may be necessary or appropriate and filing the same with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or other appropriate governmental agency, including a determination letter request with the Internal Revenue Service regarding the continued tax-qualified status of the Plan at the time of termination,
•	Giving any and all notices that may be necessary to terminate the Plan,
•	Satisfying the liabilities of the Plan by making final payments to the participants in either lump sums or through the purchase of a group annuity contract in accordance with the Plan’s termination provisions,
•	Make any necessary changes to the Plan or the language therefore as may be required to secure an appropriate determination that the Plan complies with Internal Revenue Code of 1986, as amended, and Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations thereunder, and
•	Take any and all actions it deems necessary or appropriate to manage, reposition, de-risk, liquidate, transfer, or otherwise direct assets of the Plan and related Trust in preparation for and in connection with the termination of the Plan

The Company does not expect to make additional cash contributions to the Plan upon termination, given its overfunded status as of December 31, 2025. However, the actual required contributions will depend on the nature and timing of participant settlements, as well as prevailing market conditions.

The termination of the Plan will apply to participants who have separated from service with the Company and to active employees who participated in the Plan and no longer accrue pension benefits. There is no change in the benefit earned by the approximately 400 impacted participants as a result of these actions.

By law, the Company has the right to change the effective date of the Plan termination or to revoke its decision to terminate the Plan, but it has no intent to do so at this time.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026	WEYCO GROUP, INC.

/s/ Judy Anderson
Judy Anderson
Vice President, Chief Financial Officer and Secretary